                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 8, 2000


                             UNISERVICE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Florida                        0-24681               65-0816177
----------------------------         ----------------       ------------------
(State or other jurisdiction         (Commission File         (IRS Employer
     of incorporation)                     Number)          Identification No.)


                    Carmencita 25, Suite 102, Santiago, Chile
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


     Registrant's telephone number, including area code 011 (56-2) 334-3000


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  Acquisition or Disposition of Assets.

         On September 8, 2000, Uniservice Corporation (the "Company") entered into several share exchange and stock purchase agreements with Rebrisa S.A. and several of its shareholders to acquire 51% controlling interest in Rebrisa (the "Acquisition").

         Rebrisa is a Chilean holding company. Its ownership interests include 100% of Inmobiliaria Renta Opera S.A. and 33% of Fertilizantes de Centroamerica S.A. Through Fertilizantes and Renta Opera, Rebrisa engages in the production and sale of fertilizers in Costa Rica and construction and management of mixed use real estate projects in Chile. In connection with its real estate projects, Rebrisa also intends to enter into the logistics, Internet, global positioning satellite and provision and fulfillment businesses. Rebrisa's executive offices are located at Apoquindo 3000, Suite 1401, Santiago, Chile.

         To facilitate the Acquisition, the Company is acquiring shares of Rebrisa's common stock through:

         o the payment of $3.6 million to Rebrisa for the purchase of 917,142,857 shares from the treasury of Rebrisa;

         o purchase 186,179,917 shares of common stock of Rebrisa from non-affiliate shareholders of Rebrisa for an aggregate of $1.1 million;

         o effectuate separate stock transfers with several shareholders of Rebrisa, some of whom are affiliates of the Company, in which the Company will receive:

                  o Carmel S.A.'s 21.0% interest in Rebrisa in exchange of 1,525,360 shares of the Company's authorized, but unissued common stock;

                  o Kau Kau S.A.'s 4.9% interest in Rebrisa in exchange of 336,738 shares of the Company's authorized, but unissued common stock;

                  o B y C S.A.'s 3.4% interest in Rebrisa in exchange of 167,678 shares of the Company's authorized, but unissued common stock; and

                  o Renta Viena S.A.'s 2.3% interest in Rebrisa in exchange of 117,667 shares of the Company's authorized, but unissued common stock.

         The principal shareholders of Kau Kau and Carmel are affiliates of the Company. Ricardo Vilensky, the CEO and majority shareholder of the Company, is the principal shareholder of Kau Kau. Avram Fritch, a director and president of the Company, is the principal shareholder of Carmel.

         The Acquisition is subject to the completion of the Company's public offering of units ("Units") containing a share of preferred stock and a common stock purchase warrant. The Company has filed a registration statement with the Securities and Exchange Commission. It is anticipated that funding for the purchase of Rebrisa's common stock will be from the proceeds of this proposed secondary offering of the Company's Units.

         In connection with the Company's share exchange agreements with the shareholders of Rebrisa, Ricardo Vilensky and Avram Fritch have agreed to exchange shares of the Company's Class B and Class A Common Stock. Subject to the approval of Tricon and the acquisition of Rebrisa, Mr. Vilensky will exchange 600,000 shares of Class B Common Stock for 680,000 shares of Class A Common Stock held by Mr. Fritch. Mr. Vilensky has also agreed to purchase 189,000 shares of Class A Common Stock held by Mr. Fritch after the Offering for approximately $529,200. In connection with this transaction, Mauricio Aguirre will receive 10,000 shares of the Class A Common Stock from Mr. Fritch in exchange of $28,000. If these transactions are completed, the result would be the transfer of approximately 30% of the voting control of the Company to Avram Fritch.

         The description of the agreements is in summary form and subject to the terms and conditions of the definitive agreements which are attached as exhibits hereto.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Exhibits.

         2.1 Share Exchange Agreement with Kau Kau and Carmel dated September 8, 2000.

         2.2 Agreement among Ricardo Vilensky, Avram Fritch and Mauricio Aguirre, Executive Officers of Uniservice dated September 8, 2000.

         2.3 Agreement between Ricardo Vilensky and Avram Fritch, Principal Shareholders of Uniservice dated September 11, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       UNISERVICE CORPORATION




                                       /s/ Ricardo Vilensky
                                       -----------------------------------------
                                       Ricardo Vilensky, Chief Executive Officer



Dated: September 21, 2000